UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Murphy Oil Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING

To the Stockholders of

    Murphy Oil Corporation:

The Annual Meeting of Stockholders of MURPHY OIL CORPORATION will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Wednesday, May 9, 2007, at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect directors to serve for the ensuing year.

2.	To vote upon the proposed 2007 Long-Term Incentive Plan as described in the Proxy Statement.

3.	To vote upon the proposed 2007 Annual Incentive Plan as described in the Proxy Statement.

4.	To vote upon proposed amendments to the Employee Stock Purchase Plan as described in the Proxy Statement.

5.	To approve or disapprove the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2007.

6.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 12, 2007, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of all stockholders entitled to vote is on file at the offices of the Company, 200 Peach Street, El Dorado, Arkansas 71730.

You may vote your shares by signing and returning the enclosed proxy card or by telephone or internet as explained on the card.

WALTER K. COMPTON

           Secretary

El Dorado, Arkansas

March 30, 2007

PROXY STATEMENT

March 30, 2007

SOLICITATION

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 9, 2007. It is expected that this Proxy Statement and related materials will first be mailed to stockholders on or about March 30, 2007.

The complete mailing address of the Company’s principal executive offices is 200 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) appear at the meeting and vote in person. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or internet as described in the telephone/internet voting instructions on your proxy card, we will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the nominees for director, FOR the adoption of the proposed 2007 long-term incentive plan, FOR the adoption of the proposed 2007 annual incentive plan, FOR the adoption of the proposed amendments to the employee stock purchase plan and FOR approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

VOTING SECURITIES

On March 12, 2007 the record date for the meeting, the Company had outstanding 187,941,321 shares of Common Stock, all of one class and each share having one vote in respect of all matters to be voted on at the meeting. This amount does not include 262,849 shares of treasury stock held at that date by the Company. Information as to Common Stock Ownership of certain beneficial owners and management is set forth in the tables on pages 7 and 8 (“Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management”).

ELECTION OF DIRECTORS

One director, George S. Dembroski, has attained retirement age and will not stand for re-election. Due to his retirement, the by-laws of the Company, which currently provide for eleven directors, have been amended effective May 9, 2007 to provide for ten directors who will be elected at the Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. The by-laws also provide that the directors elected at each Annual Meeting of Stockholders shall serve until their successors are elected and qualified.

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election as directors of the ten nominees whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees. However, management of the Company does not expect this to occur. All of management’s nominees except James V. Kelley were elected at the last Annual Meeting of Stockholders. Mr. Kelley was elected by the Board on August 2, 2006. All directors, other than Mr. Deming, have been deemed independent by the Board based on the categorical standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating and Governance Committee considered familial relationships (Mr. Deming, Mr. Murphy, Mr. Nolan and Mrs. Theus are first cousins) and ordinary course of business transactions with Purvin & Gertz (Mr. Hermes), BancorpSouth (Mr. Kelley) and Sempra Energy (Mr. Schmale), for which the annual cumulative amounts were below applicable thresholds. Mr. Nolan, the Non-Employee Chairman of the Board, serves as presiding director at regularly scheduled (February, August and December) meetings of non-management directors without the Company’s management. Interested parties, as well as shareholders, may send communications to the Board and/or specified individual directors c/o the Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, AR 71731-7000. The Secretary shall promptly relay all such communications to the appropriate director(s). The names of the nominees, and certain information as to them, are as follows:

Director Nominees

Name and age	Principal occupation or employment	Certain other directorships
Frank W. Blue Santa Barbara, California Age: 65 Director Since: 2003 Board Committees: Audit Nominating & Governance	Attorney, sole practitioner; Attorney, Fulbright & Jaworski from July, 2001 to October, 2003; Vice President, General Counsel and Secretary of Caltex Corp., a petroleum refining and marketing company, from January, 1983 to June, 2001	None
Claiborne P. Deming El Dorado, Arkansas Age: 52 Director Since: 1993 Board Committees: Executive	President and Chief Executive Officer of the Company	None

Name and age	Principal occupation or employment	Certain other directorships
Robert A. Hermes Houston, Texas Age: 67 Director Since: 1999 Board Committees: Chair, Nominating & Governance Public Policy & Environmental	Chairman of the Board, Retired, Purvin & Gertz, Inc., an international energy consulting firm; Chairman, Purvin & Gertz from 2000 – October, 2004	None
James V. Kelley Tupelo, Mississippi Age: 57 Director Since: 2006 Board Committees: Audit	President and Chief Operating Officer, BancorpSouth, Inc.	BancorpSouth, Inc. Tupelo, Mississippi
R. Madison Murphy El Dorado, Arkansas Age: 49 Director Since: 1993 (Chairman, 1994-2002) Board Committees: Executive Chair, Audit	Managing Member, Murphy Family Management, LLC, which manages investments, farm, timber and real estate	Deltic Timber Corporation El Dorado, Arkansas BancorpSouth, Inc. Tupelo, Mississippi
William C. Nolan, Jr. El Dorado, Arkansas Age: 67 Director Since: 1977 Board Committees: Chairman of the Board and Executive Committee, ex-officio member of all other committees	Partner, Nolan & Alderson, Attorneys; President, Noalmark Broadcasting, engaged in radio broadcasting	None
Ivar B. Ramberg Osteraas, Norway Age: 69 Director Since: 2003 Board Committees: Nominating & Governance Public Policy & Environmental	Executive Officer, Ramberg Consulting AS, an energy consulting firm since 2000; President and CEO, Norsk Hydro Canada, an oil and gas exploration and production company, from 1996 to 2000	None

Name and age	Principal occupation or employment	Certain other directorships
Neal E. Schmale San Diego, California Age: 59 Director Since: 2004 Board Committees: Audit Executive Compensation	President and Chief Operating Officer, Sempra Energy, an energy services holding company, since February 1, 2006; previously Executive Vice President and CFO of Sempra Energy	Sempra Energy San Diego, California WD-40 Company Chairman San Diego, California
David J. H. Smith Maidstone, Kent, England Age: 64 Director Since: 2001 Board Committees: Executive Compensation Public Policy & Environmental	Chief Executive Officer, Retired, Whatman plc, a life sciences company	None
Caroline G. Theus Alexandria, Louisiana Age: 62 Director Since: 1985 Board Committees: Executive Chair, Public Policy & Environmental	President, Inglewood Land and Development Co., a farming and land holding corporation; President, Keller Enterprises, LLC which manages investments and real estate holdings	None

Committees

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Nominating & Governance Committee and the Public Policy & Environmental Committee.

The Executive Committee is empowered to exercise certain functions of the Board of Directors when the Board is not in session.

The Audit Committee has the sole authority to appoint or replace the Company’s independent auditors who report directly to the committee. The committee also assists the Board’s oversight of the integrity of the Company’s financial statements, the independent auditors qualifications and independence, the performance of the Company’s internal audit function and independent auditors, the compliance by the Company with legal and regulatory requirements, and review of programs related to compliance with the Company’s Code of Business Conduct and Ethics. This committee meets with representatives of the independent auditors and with members of the internal Auditing Division for these purposes. All of the members of the Audit Committee are independent under the rules of the New York Stock Exchange, the requirements of the Securities and Exchange Commission and the Company’s independence standards (Exhibit A to the Corporate Governance Guidelines). George S. Dembroski serves as the Audit Committee Financial Expert.

The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s Annual Incentive Compensation Plan, the Long-Term Incentive

Plan and the Stock Plan for Non-Employee Directors. All of the members of the Executive Compensation Committee are independent under the rules of the New York Stock Exchange and the Company’s independence standards.

The Nominating & Governance Committee identifies and recommends potential Board members, recommends appointments to Board committees, oversees evaluation of Board performance and reviews and assesses the Corporate Governance Guidelines of the Company. All of the members of the Nominating & Governance Committee are independent under the rules of the New York Stock Exchange and the Company’s independence standards. Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend candidates for membership on the Board of Directors for consideration by the Nominating & Governance Committee should address their recommendations to: Nominating & Governance Committee of the Board of Directors, c/o Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000. The Corporate Governance Guidelines also provide a mechanism by which security holders may send communications to Board members and contain the Company’s policy with respect to Board member attendance at annual meetings of shareholders. All Board members attended the 2006 annual meeting.

The Public Policy & Environmental Committee assists the Board in monitoring compliance with applicable environmental, health and safety laws and regulations and provides guidance as to public issues affecting the Company.

Charters for the Audit, Executive Compensation, Nominating & Governance and Public Policy & Environmental Committees, along with the Corporate Governance Guidelines and the Code of Ethical Conduct for Executive Management, are available on the Company’s website, www.murphyoilcorp.com/cr/governance, and free of charge from the Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

Members of the Executive Compensation Committee in 2006 were George S. Dembroski (Chair), William C. Nolan, Jr., Neal E. Schmale and David J.H. Smith. None of the members of the Committee was, during 2006, (a) an officer or employee of the Company, (b) a former officer of the Company or (c) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

Meetings and Attendance

During 2006 there were six regular meetings and two special meetings of the Board of Directors, eleven regular meetings and one special meeting of the Executive Committee, eleven meetings of the Audit Committee, three meetings of the Executive Compensation Committee, two meetings of the Nominating & Governance Committee, and two meetings of the Public Policy & Environmental Committee. All nominees attended a minimum of 75% of the total number of meetings of the Board of Directors and committees on which they served.

Compensation of Directors

The Company’s standard arrangement for the compensation of non-employee directors was revised in 2003 to divide remuneration into cash and equity components. To this end, a Stock Plan for Non-Employee Directors was submitted to, and approved by, stockholders at the 2003 annual meeting. The aim of the revision was twofold: (i) to further align the interests of directors and the shareholders they represent and (ii) to bring total director compensation to a level near the 50th percentile of the competitive market (as determined by a major national compensation consulting firm) which will enhance the Company’s ability to retain and recruit qualified individuals.

In 2006, the cash component consisted of an annual retainer of $50,000 plus $2,000 for each Board or committee meeting attended. Committee Chairmen and the Audit Committee Financial Expert received an additional $5,000, the Audit Committee Chairman received an additional $10,000 and the Chairman of the Board received an additional $115,000. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The equity component for 2006 consisted of time lapse restricted stock. Each director, except Mr. Kelley, received 2,154 shares of restricted stock, valued at $122,778 on January 31, 2006, vesting after three years. During the vesting period the shares carry voting and dividend rights but no dispositive power. Mr. Kelley, elected in August, 2006, received the same compensation on a pro-rated basis. His cash retainer was $20,834 and his equity compensation consisted of 1,182 shares of time lapse restricted stock valued at $60,034 on August 2, 2006. Further information is set forth in the following table.

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)		All Other Compensation ($)(3)	Total ($)
William C. Nolan, Jr.	244,000	90,904	—	—	14,906		3,247	353,057
Frank W. Blue	91,000	90,904	—	—	N/A		3,247	185,151
George S. Dembroski	122,500	90,904	—	—	13,016		3,247	229,667
Robert A. Hermes	78,500	90,904	—	—	4,564		3,247	177,215
James V. Kelley	36,834	8,338	—	—	N/A		355	45,527
R. Madison Murphy	124,000	90,904	—	—	30		3,247	218,181
Ivar B. Ramberg	73,500	90,904	—	—	N/A		3,247	167,651
Neal E. Schmale	92,500	83,340	—	—	N/A		2,774	178,614
David J.H. Smith	75,000	90,904	—	—	2,666		3,247	171,817
Caroline G. Theus	92,500	90,904	—	—	—	(4)	3,247	186,651

(1)	Awards represent SFAS No. 123R expense in 2006 for shares awarded in 2004-2006.
(2)	The Murphy Oil Corporation Retirement Plan for Outside Directors was terminated May 14, 2003. All benefits under the plan were frozen at that time and existing participating Directors will receive a benefit under the plan at their retirement from the Board. The amount shown in this column represents the aggregate increases in the actuarial present value of these accrued benefits.
(3)	All other compensation includes dividends on nonvested restricted stock.
(4)	The pension value for Mrs. Theus declined by $15,116 during 2006 due to a change in the discount rate. No earnings were reported in the table.

For 2007, the equity component consists of an award of 3,275 shares of restricted stock valued at $166,861 on February 6, 2007, vesting after three years. During the vesting period the shares carry voting rights but no dispositive power. Dividends are accumulated over the vesting period. The cash component continues to consist of an annual retainer of $50,000 plus $2,000 for each Board or Committee meeting attended. Supplemental retainers are paid to the Chairman of the Board ($115,000), the Audit Committee Chairman ($15,000), the Audit Committee Financial Expert ($10,000), other members of the Audit Committee ($7,500), the Executive Compensation Committee Chairman ($15,000) and the chairs of all other committees ($10,000).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 2006 the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock:

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)		Percentage
Wellington Management Company, LLP	10,801,840	(2)	5.77%
75 State Street
Boston, MA 02109

Capital Research and Management Company	17,923,440	(3)	9.60%
333 South Hope Street
Los Angeles, CA 90071

T. Rowe Price Associates, Inc.	27,246,792	(4)	14.50%
100 E. Pratt Street
Baltimore, MD 21202

(1)	Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s 13G filing for the period ended December 31, 2006.
(2)	An investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E). Total includes 7,797,260 shares for which reporting person has shared power to vote or to direct the vote. All shares are shared dispositive power shares.
(3)	An investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E). Total includes 7,198,800 shares for which reporting person has sole voting power. All shares are shared dispositive power shares. Beneficial ownership of shares have been disclaimed by reporting person.
(4)	These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Total includes 5,336,514 sole voting power shares. All shares are sole dispositive power shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of February 15, 2007 concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executives (as hereinafter defined), and directors and executive officers as a group:

Name	Personal with Full Voting and Investment Power(1)(2)(3)	Personal as Beneficiary of Trusts	Voting and Investment Power Only		Options Exercisable Within 60 Days	Total		Percent of Outstanding (if greater than one percent)
F. W. Blue	6,184				8,200	14,384		—
G. S. Dembroski	8,184				16,200	24,384		—
C. P. Deming	1,120,890	1,529,536			1,178,000	3,828,426		2.04%
R. A. Hermes	14,184				10,800	24,984		—
J. V. Kelley	6,182				—	6,182		—
R. M. Murphy	911,194	1,436,826	8,053,497	(4)	16,200	10,417,717	(7)	5.54%
W. C. Nolan, Jr.	597,512	406,584			16,200	1,020296		—
I. B. Ramberg	6,184				16,200	22,384		—
N. E. Schmale	5,284				1,107	6,391		—
D. J. H. Smith	16,184				16,200	32,384		—
C. G. Theus	356,258	537,252	1,109,048	(5)	16,200	2,018,758		1.07%
S. A. Cossé	94,614				420,000	514,614		—
W. M. Hulse	43,579				317,500	361,079		—
B. H. Stobaugh	39,058				210,000	249,058		—
J. W. Eckart	28,957				188,500	217,457		—
Directors and officers as a group(6)	3,293,946	3,910,198	9,162,545		2,717,807	19,084,496		10.15%

(1)	Includes Restricted Stock in the following amounts: Blue, Dembroski, Hermes, Murphy, Nolan, Ramberg, Smith and Theus—4,704 shares each, Kelley—1,182 shares and Schmale—5,284 shares (Stock Plan for Non-Employee Directors); Deming—88,000 shares; Cossé—24,500 shares; Hulse—8,077 shares; Stobaugh—14,000 shares; and Eckart—9,000 shares (1992 Stock Incentive Plan). Restricted Stock carries voting power and the right to receive dividends, but no dispositive power during the restricted period.
(2)	Includes Company Thrift (401(k)) Plan shares in the following amounts: Deming—111,034 shares; Murphy - 10,364 shares; Cossé —14,350 shares; Stobaugh—4,035 shares; and Eckart—6,020 shares.
(3)	Includes shares held by spouse and other household members as follows: Deming—432,428 shares and Murphy—279,532 shares.
(4)	Includes 2,292,140 shares held by trusts for the benefit of others for which Mr. Murphy is trustee or co-trustee, 995,788 shares held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed and 4,584,350 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member. Mr. Murphy has beneficial interest in 382,249 of these shares. Mr. Murphy’s wife and children have a beneficial interest in 4,384 shares and 8,768 shares, respectively, for which beneficial ownership is expressly disclaimed.
(5)	Mrs. Theus is co-trustee of siblings’ trusts which hold 1,074,504 shares, she is trustee for 6,684 shares held in trust for her son and 27,860 shares are held by trusts for the benefit of others for which Mrs. Theus is trustee and beneficial ownership is expressly disclaimed.
(6)	Includes ten directors, six officers and one director/officer.
(7)	Total includes 1,821,764 shares that are pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors and its executive officers are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. In 2006, all officers and directors satisfied their filing requirements.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

In 2006 the Company did not have any Transactions with Related Persons under Item 404(a) of Regulation S-K. As noted earlier, the Nominating and Governance Committee reviews annual cumulative ordinary course of business transactions with firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics which provides that waivers may only be granted by the Board of Directors and must be promptly disclosed to shareholders. No such waivers were granted nor applied for in 2006. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Compensation of the Company’s executives is overseen by the Executive Compensation Committee (the “Committee”) of the Board of Directors. The Executive Compensation Committee consists of no fewer than two members, each of whom has been determined by the Board to satisfy the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Nominating and Governance Committee recommends nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members are appointed by the Board and may be removed by the Board at any time. George S. Dembroski chairs the Committee, with other members including Neal E. Schmale, David J.H. Smith and William C. Nolan, Jr.

The Committee reviews and approves corporate goals and objectives relevant to CEO and other named executive officer compensation. Evaluation of the CEO’s performance in light of these objectives is made by the Committee. Any decisions regarding the CEO’s compensation are made solely by the Committee. For the other named executive officers, the Committee considers the other named executive officers’ performance evaluations made by the CEO and the recommendations of the CEO as to compensation of the named executive officers other than himself. The Committee approves all compensation-related decisions affecting the pay of the other named executive officers.

The Committee administers and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans and reviews and approves awards under such plans.

Sole authority to retain and terminate any compensation consultant rests with the Committee, which also has sole authority to approve the consultant’s fees and other retention terms. Advice and assistance from internal or external legal, accounting or other advisors is also available to the Committee. The Corporate Secretary serves as Secretary to the Committee.

In 2006, the Committee retained the firm of Towers Perrin to provide advice on executive compensation matters. Towers Perrin provides the Committee with, among other things, an analysis of trends and compensation for general industry, the oil and gas industry and a select group of peer companies within the oil and gas industry. For 2006, the comparator group included Anadarko, Apache Petroleum, ChevronTexaco, ConocoPhillips, Devon Energy, EOG Resources, ExxonMobil, Hess, Newfield Exploration, Noble Energy,

Occidental Petroleum, Tesoro Petroleum and Valero Energy. While structured as an integrated oil company like the “major” and “super-major” oil companies, the Company’s size is more comparable to that of certain independent exploration companies and refining and marketing companies. Various members of the investment community place the Company in each of these groups. The comparator group was developed by Towers Perrin to provide representation from each of (i) integrated oil companies, (ii) independent exploration companies and (iii) refining and marketing companies.

In addition to peer group information, the Committee uses survey information to determine competitive market pay levels for the executives’ compensation. The surveys used include:

•	Towers Perrin Compensation Data Bank

•	Mercer Energy Compensation Survey

The survey data analyzed includes general industry and energy industry (as available) information using single regression analysis to reflect our size in determining appropriate compensation levels based on revenue levels. Where regression is not possible, tabular data for companies with similar revenue size is analyzed.

Compensation actions are generally taken by the Committee at its meeting held in conjunction with the February Board meeting. Employee stock options are granted at this meeting, dated as of the date of this meeting and priced based on the average of the high and the low on the date of this meeting. Also considered at this time are adjustments to named executive officers’ compensation and granting of performance-based restricted stock awards. The Committee meets at other times during the year as necessary and in 2006 met three times.

Objectives

The Company’s executive compensation policies are based on principles designed to align the interests of executives with those of shareholders. Compensation is also intended to provide a direct link with the Company’s values, objectives, business strategies and financial results. In order to attract and retain key executives who are critical to its long-term success, the Company believes that its pay package should be competitive with others in the energy industry. Executives should be rewarded for both the short-term and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

To this end, executives have a compensation package which includes a base salary, participation in a cash based annual incentive plan, participation in an equity based long-term incentive plan and certain other compensation, including customary benefits as discussed in section D, and, in the case of the CEO, limited personal use of Company aircraft. The Company believes that this combination of base salary, short-term incentives, long-term incentives and other employee benefits provides the best balance between the need for the Company to provide executive compensation which is competitive in the marketplace and therefore necessary for recruiting and retention, and the desire to have management’s interests, motivations and prosperity aligned with the interests of the Company’s shareholders.

In order to promote the long-term as well as short-term interests of the Company and to more closely align the interests of its key employees to those of its shareholders, the Company uses a mix of short-term and long-term incentives. Individuals in a primary position to influence the growth of shareholder wealth have larger portions of their total compensation package delivered in the form of equity-based long term incentives.

The Company does not have employment agreements with, nor stock ownership guidelines for, its’ Named Executive Officers.

Elements of Compensation

A.    Base Salary

We target the median of competitive market pay levels for the base salary of our named executive officers. Executives’ salaries are ultimately determined based on the market pay levels as well as a combination of experience, duties and responsibilities, individual performance, Company performance, general economic conditions and marketplace compensation trends. The Committee made adjustments to the base salaries of our named executive officers as follows:

	2005 Base Salary	2006 Base Salary	Adjustment for 2006	2007 Base Salary	Adjustment for 2007
Claiborne P. Deming	$1,000,000	$1,070,000	7.0%	$1,150,000	7.5%
Steven A. Cossé	$460,000	$500,000	8.7%	$525,000	5.0%
W. Michael Hulse	$350,000	$375,000	7.1%	N/A	N/A
Bill H. Stobaugh	$350,000	$365,000	4.3%	$380,000	4.1%
John W. Eckart	$275,000	$287,500	4.5%	$300,000	4.3%

B.    Annual Incentive Plan

The purposes of the Company’s annual incentive plan are:

•	to provide incentive compensation to those officers, executives, and key employees who contribute significantly to the growth and success of the Company;

•	to attract and retain individuals of outstanding ability; and

•	to align the interests of those who hold positions of major responsibility in the Company with the interests of Company shareholders.

We target the median of competitive market pay levels for annual incentive compensation. Executives have the opportunity to be compensated above the median of market pay levels when the Company has above market performance based on the established performance measure.

The Company’s current cash based annual incentive plan, the 2002 Annual Incentive Plan, was approved by shareholders at the 2002 annual meeting. The 2002 annual plan provides for cash bonuses, based on a percentage of base salary, if the Company achieves a targeted return on capital employed (“ROCE”), which is determined by the Committee during the first quarter of the succeeding year. This element of the Company’s compensation program is designed to reward the executives for the Company’s short-term financial performance in the event the performance target is achieved and, conversely, to subject them to a degree of downside risk in the event that the Company’s performance falls short of the target.

ROCE is computed as a percentage based on the sum of (i) the Company’s annual net income, as adjusted for certain unusual and nonrecurring gains or losses and (ii) the Company’s after-tax net interest expense, divided by the sum of (a) the balance of the Company’s consolidated shareholders’ equity at January 1 of the respective year and (b) the average of the Company’s beginning and ending long-term debt during the respective year.

For 2006, the Committee set a 15% ROCE as the target rate for the 2002 annual plan. The target rate was established based on considerations including (i) the rate of return on risk-free investments (Treasury Bills), (ii) a risk premium reflecting the increased return required to invest in equities, (iii) the cost of long-term debt, as measured by the Company’s annual interest expense on long-term debt and (iv) general industry conditions.

Under the terms of the 2002 annual plan, achievement of 100% of the target rate results in the payment of 100% of individual target awards. Achievement of 80% of the target rate results in payments of 50% of the individual target awards and achievement of 120% of the target rate results in payments of 150% of individual target awards. Proportional awards are made for achievements between 80% and 120%; no awards are triggered if performance falls below 80% of the goal. The plan also allows the Committee to modify awards based on individual performance; however, in no event may an individual’s award exceed $3 million.

ROCE for 2006 totaled 108% of the pre-established goal, triggering bonus payments of 120% of individual target awards, subject to modification as described above.

Individual targets (expressed as a percentage of base salary) and awards for the Named Executive Officers in 2006 are as follows:

Named Executive Officer	Target Bonus as a Percentage of Base Salary	Amount Awarded
Claiborne P. Deming	110%	$1,500,000
Steven A. Cossé	70%	$600,000
W. Michael Hulse	65%	$251,063
Bill H. Stobaugh	60%	$257,400
John W. Eckart	50%	$171,250

For 2007, the Committee adjusted Mr. Deming’s target bonus as a percentage of base salary from 110% to 125%. The 2002 annual plan is structured so as to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. One of the requirements under the Code is that shareholders approve the performance criteria at least every five years. This approval was last obtained in 2002. Accordingly, the Company has adopted a new annual incentive plan for fiscal year 2007 which was approved by the Board of Directors on February 7, 2007. The 2007 annual plan is included in this proxy statement and has been submitted for a favorable vote of shareholders. Because the 2007 annual plan is also designed to qualify as performance-based compensation under Section 162(m) of the Code, the Company anticipates that this plan will be in place for the next five years, at which time the Company will bring the plan back to shareholders for another vote. The 2007 annual plan retains the same principles and tenets as the Company’s previous annual incentive plan. However, in order to provide the Company with flexibility going forward in selecting meaningful performance criteria, the 2007 annual plan provides the Company with a list of possible performance criteria that could be used for determination of performance-based awards.

C.    Long-term Incentive Compensation

Long-term incentive compensation for 2006 was provided under the Company’s 1992 Stock Incentive Plan. The purpose of the 1992 long-term plan, which contemplates the award of stock options, stock appreciation rights and restricted stock, is to foster and promote the long-term financial success of the Company and materially increase shareholder value by:

•	motivating superior performance by means of performance-related incentives;

•	encouraging and providing for the acquisition of an ownership interest in the Company by employees; and

•

enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

This element of the Company’s compensation program is designed to align the interests of executives with the performance of the Company over time, as reflected both by absolute increases or decreases in the Company’s stock price (in the case of stock options and stock appreciation rights), and by the Company’s relative performance versus its peer group on achieving total shareholder return (in the case of restricted stock).

Currently, the Company uses two forms of long-term incentive compensation: stock options and performance-based restricted stock. Stock options tie the interest of management to those of the Company’s shareholders and reward upward movement of the stock price accordingly. Conversely, failure to positively move the stock price results in the forfeiture of the earning opportunity. The realization of restricted shares is based upon relative performance among a group of peers in the petroleum industry. Because simple stock price appreciation is not enough to guarantee payment, management is at greater risk of forfeiture.

On January 31, 2006, the Committee awarded equity compensation with the value divided equally between stock options and performance-based restricted stock to each of the Named Executive Officers. We target the median of competitive pay levels for annual value of long-term incentive compensation. Total grants in 2006 equaled .57% of the Company’s issued and outstanding shares. Grants were as follows:

Named Executive Officer	Number of Stock Options	Number of Shares of Restricted Stock
Claiborne P. Deming	152,000	42,000
Steven A. Cossé	50,000	12,500
W. Michael Hulse	20,000	12,500
Bill H. Stobaugh	20,000	6,000
John W. Eckart	12,500	4,000

The Company has not and will not back date stock options and the option price for all options is equal to the fair market price (average of daily high and low) on the date of the grant.

Beginning with 2006 grants, the stock option award form provides for automatic net settlement in stock, which reduces dilution. Upon exercise, shares having a fair market value equal to the exercise price are withheld by the Company and only net shares are delivered to the holder of the option. The 2006 options, all of which were non-qualified, vest in two years as to half and in three years as to the remaining half. Unless otherwise forfeited, the options expire seven years from the date of the grant.

Performance-based restricted stock awarded in 2006 will vest in three years based on how the Company’s total shareholder return compares to the total shareholder return of an index of 13 energy companies. The same 13 companies used for compensation peer analysis (as described above) are used for this purpose. The current measurement period covers a full three years and requires acceptable performance to fall within a narrow window, with the achievement of 80% of the group average required for the payment of 50% of the target shares awarded, and achievement of 100% of the group average for the payment of 100% of the target shares. On the upside, achievement of 130% of the group average yields 150% of the target. During the three year performance period, recipients receive the dividend stream and voting rights associated with the shares (assuming the Company will achieve 100% of the group average).

The long-term incentive plan is structured so as to qualify as performance based under Section 162(m) of the Internal Revenue Code. The stock option and performance-based restricted stock grants awarded in 2006 comply with Section 162(m) of the Code. One of the requirements under the Code is that shareholders approve the performance criteria at least every five years.

Pursuant to an amendment adopted in 2003, the 1992 long-term plan terminates in 2008. However, the Company believes it is advisable to replace the 1992 long-term plan this year, along with replacing the 2002 annual plan as described above, and shareholders are therefore being asked to approve the new 2007 Long-Term Incentive Plan. The 2007 long-term plan was approved by the Board of Directors on February 7, 2007. The 2007 long-term plan is included in this proxy statement and has been submitted for a favorable vote of shareholders.

As noted above, the Company currently uses two forms of long-term incentive compensation: stock options and performance-based restricted stock. The Company expects to continue to use these same two principal forms of equity-based incentives going forward. However, the 2007 long-term plan has been designed with a 10-year life, and it is possible that the Company may adopt a different long-term incentive compensation strategy in future years if necessary to respond to changes in the competitive marketplace, regulatory actions, and/or changes to business strategy. In order to provide the Company with flexibility going forward, the 2007 long-term plan provides the Company with possible alternative long-term equity incentive vehicles in addition to stock options and restricted stock, including stock appreciation rights, performance shares, performance units, dividend equivalents, and other stock-based incentives. In addition, as noted above, the Company currently uses the criteria of total shareholder return compared to the total shareholder return of a designated peer group of companies in order to determine performance-based restricted stock grants. The 2007 long-term plan includes a list of possible performance criteria that could be used for determination of performance-based awards. However, at this time, the Company contemplates continuing to use total shareholder return as the performance criteria for the performance-based restricted stock grants, and has included the list of possible performance criteria for purposes of future flexibility in selecting meaningful criteria.

D.    Other Compensation

The Company’s executives are provided usual and customary employee benefits available to all employees (except certain hourly retail employees). These include thrift savings (401(k)), life insurance, accidental death & dismemberment insurance, medical/dental insurance, long-term disability insurance, and a company sponsored defined benefit pension plan. Executives are excluded from the Company’s employee stock purchase plan. Tax regulations adversely affect certain highly compensated employees by restricting their full participation in qualified defined benefit pension and defined contribution (thrift) plans. In an effort to provide the same level of retirement benefit opportunity for all employees, the Company has a Supplemental Executive Retirement Plan (the “SERP”). The purpose of the SERP is to restore pension plan and thrift plan benefits which are not payable under such plans because of certain specified benefit and compensation limitations under tax regulations. Otherwise, the Company does not offer a deferred compensation option to its Named Executive Officers.

An additional element of compensation, applicable only to the CEO, is limited personal use of Company aircraft. Mr. Deming is permitted up to twelve trips per year within the continental United States. For 2006, Mr. Deming took twelve trips with a value of $100,853.

E.    Post-termination compensation

W. Michael Hulse, the Company’s former Executive Vice President—Worldwide Downstream Operations, retired on November 15, 2006. Mr. Hulse did not have an employment contract. In conjunction with his retirement, the Committee awarded him a payment of $750,000. Mr. Hulse has entered into a covenant not to compete with the Company for a two-year period. His vested options remain exercisable until November 15, 2008 and his restricted stock award was pro-rated.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C.

Members of the Executive Compensation Committee are George S. Dembroski (Chair), William C. Nolan, Jr., Neal E. Schmale and David J. H. Smith.

Tabular Information for Named Executive Officers

Further information with respect to the individuals who served as the Company’s Chief Executive Officer, Principal Financial Officer and the three other most highly compensated executive officers of the Company during the year 2006 (collectively, the “Named Executive Officers”) is set forth in the following tables:

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Claiborne P. Deming President and Chief Executive Officer	2006	1,064,167	N/A	1,766,605	1,982,997	1,500,000	2,138,574	212,438	8,664,781

Steven A. Cossé(6) Executive Vice President and General Counsel	2006	496,667	N/A	478,891	605,874	600,000	1,243,202	43,048	3,467,682

W. Michael Hulse(7) Executive Vice President — Worldwide Downstream Operations	2006	327,464	N/A	149,345	—	251,063	313,347	780,640	1,821,859

Bill H. Stobaugh Senior Vice President	2006	357,500	N/A	276,656	269,460	257,400	260,407	29,004	1,450,427

John W. Eckart Controller	2006	285,417	N/A	181,796	182,248	171,250	164,743	21,727	1,007,181

(1)	Awards represent SFAS No. 123R expense in 2006 for shares awarded in 2004-2006. Dividends are paid on restricted stock at the same rate paid to all shareholders. Awards are subject to performance based conditions and are forfeited if grantee terminates for any reason other than retirement, death or full disability. The 2006 restricted stock awards vest three years from the date of grant and are valued using a Monte Carlo valuation model. The fair value of prior grants was based on the fair market value of the Company’s stock on the date of grant. There is no assurance that the value realized by the executive will be at or near the value estimated by the Monte Carlo method. The fair value of prior grants were based on the fair market value of the Company’s stock on the date of grant. The key assumptions for valuation of the stock awarded on January 31, 2006 were as follows:

Fair value per share at grant date	$37.33
Assumptions
Expected volatility	26.30%
Risk-free interest rate	4.49%
Stock beta	0.955
Expected life	3.00 yrs.

(2)	Awards represent SFAS No. 123R expense in 2006 for options granted in 2004-2006. Options granted vest 50% at the end of two years and 100% at the end of three years from the date of grant and are exercisable for a period of seven years from the date of grant. Values were based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that value realized by the executive will be at or near the value estimated by the Black-Scholes model. The key assumptions for valuation of the option awards granted on January 31, 2006 were as follows:

Fair value per option grant	$17.53
Assumptions
Dividend yield	0.90%
Expected volatility	30.00%
Risk-free interest rate	4.42%
Expected life	4.75 yrs.

(3)	Non-Equity Incentives were awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported these incentives as a component of compensation expense in the prior year.
(4)	The increase in the present value of the accrued benefit for both the qualified and the excess retirement plans as of 09/30/2006 assuming a FAS discount rate at 09/30/2006 of 6.00%. The total includes aggregate earnings in the last fiscal year detailed in the nonqualified deferred compensation table.
(5)	The total amounts shown in this column for 2006 consist of the following:
Mr. Deming: $56,700 — Dividends on nonvested restricted stock; $100,853 — Company plane usage; $1,680 — Benefit attributable to Company-provided term life insurance policy; $53,205 — Company contributions to defined contribution plans.
Mr. Cossé: $16,538 — Dividends on nonvested restricted stock; $1,680 — Benefit attributable to Company-provided term life insurance policy; $24,830 — Company contributions to defined contribution plans.
Mr. Hulse: $750,000 — One time termination payment; $12,863 — Dividends on nonvested restricted stock; $1,680 — Benefit attributable to Company-provided term life insurance policy; $16,097 — Company contributions to defined contribution plans.
Mr. Stobaugh: $9,450 — Dividends on nonvested restricted stock; $1,680 — Benefit attributable to Company-provided term life insurance policy; $17,874 — Company contributions to defined contribution plans.
Mr. Eckart: $5,775 — Dividends on nonvested restricted stock; $1,680 — Benefit attributable to Company-provided term life insurance policy; $14,272 — Company contributions to defined contribution plans.
(6)	Mr. Cossé also served as Principal Financial Officer in 2006.
(7)	Mr. Hulse retired from the Company on November 15, 2006.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Claiborne P. Deming	1/31/2006	585,292	1,170,584	1,755,876	21,000	42,000	63,000
Steven A. Cossé	1/31/2006	173,833	347,667	521,500	6,250	12,500	18,750
W. Michael Hulse	1/31/2006	104,609	209,219	313,828	1,650	3,300	4,950
Bill H. Stobaugh	1/31/2006	107,250	214,500	321,750	3,000	6,000	9,000
John W. Eckart	1/31/2006	71,354	142,709	214,063	2,000	4,000	6,000

	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Closing Price on Grant Date 1/31/06*	Grant Date Fair Value of Stock and Option Awards ($)

Name
Claiborne P. Deming	42,000	152,000	57.3150	57.0000	4,232,420
Steven A. Cossé	12,500	50,000	57.3150	57.0000	1,343,125
W. Michael Hulse	12,500	20,000	57.3150	57.0000	817,225
Bill H. Stobaugh	6,000	20,000	57.3150	57.0000	574,580
John W. Eckart	4,000	12,500	57.3150	57.0000	368,445

*	Historically, the Exercise Price of Options has been determined using the average of the high and low of the stock price on the date of grant.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards
Name	Number of Securities Underlying Unexercised Exercisable Options (#)	Number of Securities Underlying Unexercised Unexercisable Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Claiborne P. Deming	60,000		N/A	12.5938	2/4/2007
	60,000			13.8532	2/4/2007
	60,000			15.1125	2/4/2007
	60,000			16.3719	2/4/2007
	100,000			12.4375	2/3/2008
	80,000			8.9219	2/2/2009
	120,000			14.2422	2/1/2010
	200,000			15.4150	2/6/2011
	240,000			19.4263	2/5/2012
	200,000			21.1700	2/4/2013
	80,000	80,000		30.2950	2/3/2011
		156,000		45.2275	2/1/2012
		152,000		57.3150	1/31/2013
Steven A. Cossé	40,000		N/A	14.2422	2/1/2010
	120,000			15.4150	2/6/2011
	100,000			19.4263	2/5/2012
	80,000			21.1700	2/4/2013
	30,000	30,000		30.2950	2/3/2011
		40,000		45.2275	2/1/2012
		50,000		57.3150	1/31/2013
W. Michael Hulse	30,000		N/A	12.4375	2/3/2008
	50,000			8.9219	11/15/2008
	50,000			14.2422	11/15/2008
	60,000			15.4150	11/15/2008
	70,000			19.4263	11/15/2008
	50,000			21.1700	11/15/2008
	17,500			30.2950	11/15/2008
Bill H. Stobaugh	22,000		N/A	12.5938	2/4/2007
	60,000			14.2422	2/1/2010
	60,000			19.4263	2/5/2012
	50,000			21.1700	2/4/2013
	15,000	15,000		30.2950	2/3/2011
		20,000		45.2275	2/1/2012
		20,000		57.3150	1/31/2013
John W. Eckart	10,000		N/A	12.5938	2/4/2007
	12,000			12.4375	2/3/2008
	20,000			8.9219	2/2/2009
	30,000			14.2422	2/1/2010
	34,000			15.4150	2/6/2011
	30,000			19.4263	2/5/2012
	35,000			21.1700	2/4/2013
	10,000	10,000		30.2950	2/3/2011
		15,000		45.2275	2/1/2012
		12,500		57.3150	1/31/2013

(1)	Upon a change in control, as defined in the 1992 Stock Incentive Plan, all outstanding awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award. The Company has no other change in control agreements with the Named Executive Officers.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END, Cont.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Claiborne P. Deming	108,000	5,491,800	N/A	N/A

Steven A. Cossé	31,500	1,601,775	N/A	N/A

W. Michael Hulse	11,799	599,979	N/A	N/A

Bill H. Stobaugh	18,000	915,300	N/A	N/A

John W. Eckart	11,000	559,350	N/A	N/A

(1)	Upon a change in control, as defined in the 1992 Stock Incentive Plan, all outstanding awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award. The Company has no other change in control agreements with the Named Executive Officers.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Claiborne P. Deming	—	—	—	—

Steven A. Cossé	—	—	—	—

W. Michael Hulse	25,000	855,221	—	—

Bill H. Stobaugh	70,000	2,244,550	—	—

John W. Eckart	10,400	451,034	—	—

2006 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Claiborne P. Deming	Retirement Plan of Murphy Oil Corporation	27.25	520,389	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan		6,099,101	—

Steven A. Cossé	Retirement Plan of Murphy Oil Corporation	26.93	815,704	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan		2,779,111	—

W. Michael Hulse	Retirement Plan of Murphy Oil Corporation	16.33	319,091	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan		628,444	—

Bill H. Stobaugh	Retirement Plan of Murphy Oil Corporation	11.33	251,430	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan		503,956	—

John W. Eckart	Retirement Plan of Murphy Oil Corporation	16.00	235,885	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan		305,629	—

Each Named Executive Officer participates in two pension plans. The purpose of the tax-qualified Retirement Plan is to provide retirement and incidental benefits for all employees who complete a period of faithful service. The purpose of the Supplemental Executive Retirement Plan is to restore benefits which cannot be paid under the tax-qualified Retirement Plan because of certain specified benefit and compensation limitations under the Internal Revenue Code.

Employees of Murphy Exploration & Production Company, formerly named Ocean Drilling & Exploration Company (ODECO), who were participants in the ODECO plan on the date of its merger into the Company plan (August 1, 1992) automatically became immediate participants under the Company’s plan. As a result of this plan merger, the retirement benefits for Mr. Cossé, a former participant in the ODECO plan, will be the greater of: (i) the retirement benefit determined under the Company plan as to all credited years of service; or (ii) the retirement benefit determined under the ODECO plan for credited years of service up to July 31, 1991 plus the retirement benefit determined under the Company plan for credited years of service from August 1, 1991.

The compensation covered by the Plans is the average cash compensation (salary and bonus) over the highest paid 36-month period during the employee’s last ten years of employment. An employee begins participating in the plan after one year of salaried service, with 60 months of vesting service required to receive a benefit. Distribution elections for the qualified plan are made upon retirement. Benefits are computed on a single life annuity basis. The pension benefits shown do not reflect any reductions in retirement benefits that would result from the selection of one of the plan’s various available survivorship options nor the actuarial reductions required by the plan for retirement earlier than age 62. For this purpose, Mr. Deming’s average compensation was $2,383,356, Mr. Cosse’s $862,176, Mr. Hulse’s $563,568, Mr. Stobaugh’s $570,192 and Mr. Eckart’s $442,008.

The estimated credited years of service used are as indicated in the table.

The following assumptions were used in determining the present value amounts at 9/30/2006.

•	FAS Discount Rate — 6%

•	FAS Mortality Table — RP-2000, combined annuitant/non-annuitant, 7-year projection, no collar adjustment

2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Claiborne P. Deming	70,130	42,213	(132,912)	—	3,020,145
Steven A. Cossé	24,730	13,838	19,916	—	598,354
W. Michael Hulse	12,624	6,479	22,313	—	183,374
Bill H. Stobaugh	13,596	6,882	11,935	—	166,800
John W. Eckart	7,836	3,280	3,297	—	68,804

(1)	The executive contributions in the last fiscal year have been included in the “Salary” of each Named Executive Officer in the Summary Compensation Table.
(2)	The registrant contributions in the last fiscal year have been included in the “All Other Compensation” of each Named Executive Officer in the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)(2)
Equity compensation plans approved by security holders	7,481,810	$25.41	6,574,876
Equity compensation plans not approved by security holders	21,781	40.51	N/A

Total	7,503,591	$25.45	6,574,876

(1)	Number of shares available for issuance determined by calculating one percent of the issued and outstanding shares for the 1992 Management Incentive Plan, plus 595,122 available shares for the Stock Plan for Non-Employee Directors and 121,205 available shares for the Employee Stock Purchase Plan.
(2)	Assumes that the 1992 Management Incentive Plan terminates on May 31, 2008.

SUMMARY DESCRIPTION OF MATERIAL TERMS OF EQUITY COMPENSATION PLANS NOT APPROVED BY SHAREHOLDERS:

The Company’s UK based subsidiary offers its employees a plan that encourages savings and provides for the acquisition of Company stock. This Save As You Earn Plan (SAYE) is Inland Revenue approved. The SAYE allows employees to contribute up to £3,000 annually. Contributions are invested in an approved Building Trust for a three year period, at the end of which, the employee has the option to direct the amount saved and the interest earned to purchase Company stock at a price equal to 90% of the fair market value of the stock at the beginning of that period. It is permitted to run three plans concurrently but the individual savings limit is £3,000 annually on an aggregate basis. The following details the SAYE plans:

	Start Date	Maturity	Options Outstanding	Options Exercised
SAYE 2003	05/04	04/07	9,346	—
SAYE 2005	01/06	12/09	12,435	—

2007 LONG-TERM INCENTIVE PLAN

As noted in the Compensation Discussion and Analysis section, the present long-term incentive plan was approved by stockholders in 1992 and, pursuant to an amendment adopted in 2003, will expire by its terms in 2008. The Board of Directors has determined that it is appropriate for stockholders to consider at the 2007 meeting whether to adopt the 2007 Long-Term Incentive Plan (“2007 long-term plan”) to replace the 1992 stock incentive plan. In the event that the 2007 long-term plan is adopted, no further awards will be made under the 1992 stock incentive plan. The 2007 long-term plan has a 10-year life so as to allow the Company to respond to changes in the competitive marketplace, regulatory actions, and changes to business strategy. The long-term plan is structured so as to qualify as performance based under Section 162(m) of the Internal Revenue Code. One of the requirements of the Code is that shareholders approve the performance criteria at least every five years. The Company currently uses the criteria of total shareholder return compared to the total shareholder return of a designated peer group of companies to determine performance-based restricted stock grants. While the Company contemplates continuing to use total shareholder return as the performance criteria for the performance-based restricted stock grants, the 2007 long-term plan includes a list of possible performance criteria that could be used for determination of performance-based awards. In addition, the 2007 long-term plan provides the Company with possible long-term equity incentive vehicles including stock options, restricted stock, stock appreciation rights, performance shares, performance units, dividend equivalents, and other stock-based incentives. Stock options and stock appreciation rights are generally priced based on the average of the high and the low on the date of grant.

The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s dispositions of shares acquired upon the exercise of an option (including an inceptive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss. Other awards under the 2007 long-term plan, including non-qualified options and stock appreciation rights, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation rights, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods. This general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2007 long-term plan.

Eligible participants for the 2007 long-term plan include officers and other key administrative, professional and technical employees. Employees who are not regular participants in the 2007 long-term plan may receive an award in any given year upon the determination by the Executive Compensation Committee that the employee has made an extraordinary contribution, not generally expected in the ordinary course of his/her work.

The maximum number of shares issuable under the 2007 long-term plan is equal to one percent (1%) of the shares issued and outstanding at the beginning of each fiscal year as reported in the Company’s financial statements. The aggregate number of shares subject to awards granted under the 2007 long-term plan during any calendar year to any one employee shall not exceed 500,000, subject to adjustment for changes in capitalization. The maximum amount payable to any participant in cash is $5,000,000.

Unless otherwise determined by the Executive Compensation Committee, upon a Change in Control, as defined in the 2007 long-term plan, all outstanding awards shall vest, become immediately exercisable or payable or have all restrictions lifted.

Stockholder approval is required to:

(a)	increase the maximum number of shares for which awards may be granted;

(a)	reduce the price at which options may be granted below the price provided for in Section 7;

(b)	reduce the exercise price of outstanding options;

(c)	extend the term;

(d)	change the class of persons eligible to participate;

(e)	otherwise amend the plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(f) increase the individual maximum limits as described in sections 5(c) and 5(d) of the plan.

The Board intends that, except as may be otherwise determined by the Executive Compensation Committee, any awards under the plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder.

The full text of the proposed plan is attached as Exhibit A and incorporated by reference.

The Board of Directors recommends a vote FOR the proposed 2007 Long-Term Incentive Plan. Proxies solicited on behalf of the Board will be voted FOR this proposal.

Additional information concerning the 2007 Long-Term Incentive Plan is set forth under the caption “NEW PLAN BENEFITS TABLE” on page 22.

2007 ANNUAL INCENTIVE PLAN

Also as noted in the Compensation Discussion and Analysis section, the present cash based annual incentive plan was approved by shareholders at the 2002 annual meeting. The Board of Directors has determined that it is appropriate for stockholders to consider at the 2007 meeting whether to adopt the 2007 Annual Incentive Plan (“2007 annual plan”) to replace the 2002 Annual Incentive Plan.

The 2007 annual plan has been designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The 2007 annual plan retains the same principles and tenets as the Company’s previous annual incentive plan. However, in order to provide the Company with flexibility going forward in selecting meaningful performance criteria, the 2007 annual plan provides the Company with a list of possible performance criteria (SECTION 5.B, pp. B-3-B-5) that could be used for determination of performance-based awards.

Eligible participants for the 2007 annual plan include officers and other key administrative, professional and technical employees. Employees who are not regular participants in the 2007 annual plan may be eligible for a discretionary award from a pool equal to 15% of the total. The individual maximum for any participant is $4,000,000.

The 2007 annual plan will be administered by the Executive Compensation Committee of the Board of Directors. No amendments to the plan will be effective without the approval of the stockholders of the Company if stockholder approval of the amendment is then required for the plan to continue to be a qualified performance-based compensation plan pursuant to Section 162(m) of the Internal Revenue Code.

The full text of the proposed plan is attached as Exhibit B and incorporated by reference.

The Board of Directors recommends a vote FOR the proposed 2007 Annual Incentive Plan. Proxies solicited on behalf of the Board will be voted FOR this proposal.

Additional information concerning the 2007 Annual Incentive Plan is set forth below.

NEW PLAN BENEFITS TABLE

The following table sets forth the benefits or amounts projected to be received by or allocated to certain individuals and groups under the proposed 2007 Annual Incentive Plan and the proposed 2007 Long-Term Incentive Plan. These pro forma figures are based on the indicated assumptions and there is no assurance that the value to be realized by the individuals and groups will be at or near the indicated amounts.

PRO FORMA AWARDS

	2007 Annual Incentive Plan		2007 Long-term Incentive Plan
			Stock Options(3)		Restricted Stock
	Dollar Value ($)(1)	Number of Units	Dollar Value ($)(2)	Number of Units	Dollar Value ($)(4)	Number of Units
Name and position
C.P. Deming	1,309,375	—	2,628,500	175,000	2,412,025	55,000
S.A. Cossé	392,188	—	751,000	50,000	657,825	15,000
W.M. Hulse	—	—	—	—	—	—
B.H. Stobaugh	223,500	—	450,600	30,000	438,550	10,000
J.W. Eckart	150,000	—	262,850	17,500	263,130	6,000
Executive Group	2,462,126	—	4,671,220	311,000	4,341,645	99,000
Non-Executive Director Group	—	—	—	—	—	—
Non-Executive Officer Employee Group(5)	7,260,934	—	8,906,860	593,000	8,902,565	203,000

(1)	Based on assumed 100% award of targeted bonus.
(2)	The stock options were valued at $15.02 per share using the Black-Scholes valuation method, using the following assumptions:

Dividend yield	1.20%
Expected volatility	29.00%
Risk-free interest rate	4.70%
Expected life	4.75	years
(3)	2007 stock option awards were made pursuant to the 1992 Stock Incentive Plan. These amounts are unchanged under the proposed 2007 Long-Term Incentive Plan.
(4)	The performance-based restricted stock units were valued at $43.855 per share using a Monte-Carlo valuation model as of February 6, 2007, using the following assumptions:

Expected volatility	27.40%
Risk-free interest rate	4.80%
Stock beta	0.905
Expected life	3.00	years
(5)	The number of eligible participants is approximately 140 for the proposed 2007 Annual Incentive Plan and 100 for the proposed 2007 Long Term Incentive Plan.

AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN

The Employee Stock Purchase Plan was approved by stockholders in 1997 with additional shares added in 2000. The plan is set to expire on June 30, 2007. Due to intervening changes in capitalization, the total number of shares authorized is now 600,000 shares. The plan allows employees to purchase shares at a ten percent discount.

As of December 31, 2006, 478,795 shares have been issued and 121,205 shares remain in the Plan for future use. As of December 31, 2006, employee participation in the plan is at 24.6% of those eligible. Named Executive Officers are not eligible to participate.

The Board of Directors believes it is advisable to extend the term of the plan for an additional ten years and to add an additional 380,000 shares.

The right to purchase shares under the Plan is intended to constitute “options” issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code. The Company believes that under present law the following Federal income tax consequences would generally result under the Plan:

(1)	No taxable income results to the participant upon the grant of a right to purchase or upon the purchase of shares for his or her account under the Plan (although the amount of a participant’s payroll contributions under the Plan will be taxable as ordinary income to the participant).

(2)	If the participant disposes of shares within two years after the first day of an offering period with respect to which he or she purchased the shares or within one year after the purchase date, then at that time the participant will recognize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant’s payroll deductions used to purchase the shares. The participant will be considered to have disposed of a share if the participant sells, exchanges, makes a gift or transfer (except by death) legal title to the share.

(3)	If the participant disposes of shares more than two years after the first day of an offering period with respect to which he or she purchased the shares and more than one year after the purchase date, then at the time the participant disposes of the shares he or she will recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the amount of the participant’s payroll deductions used to purchase the shares, and (ii) the fair market value of the shares on the date of disposition minus the amount of the participant’s payroll deductions used to purchase the shares.

(4)	In addition, the participant will recognize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any of Company common stock and the participant’s basis in the common stock i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above.

(5)	If the statutory holding periods described in (2) and (3) above are satisfied, the Company will not receive any deduction for federal income tax purposes with respect to any discount in the sale price of Company common stock applicable to such participant. If such statutory holding periods are not satisfied, the Company generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

(6)	Dividends, if any, on shares purchased pursuant to the Plan will be taxable as dividend income in the year paid.

The foregoing provides only a general description of the application of federal income tax laws to the Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

The Board of Directors recommends a vote FOR the amendments to the Employee Stock Purchase Plan as set out in Exhibit C which is incorporated by reference.

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP the Company’s independent registered public accounting firm for the year 2007. KPMG LLP has been serving the Company and its subsidiaries in this role for many years. KPMG LLP has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of KPMG LLP are expected to be present at the Annual Meeting for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so.

The Audit Committee pre-approves any engagement of KPMG LLP. In 2006, the percentage of services designated for audit fees, audit-related fees and tax fees that were approved by the Audit Committee were 90%, 6%, and 4%, respectively.

In the event a majority of the stockholders voting should indicate disapproval of the appointment of KPMG LLP, the adverse vote will be considered as a directive to the Audit Committee to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors during a year, it is contemplated that the appointment for 2007 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

The Board of Directors recommends that shareholders vote FOR approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2007. Proxies solicited on behalf of the Board will be voted FOR this proposal.

AUDIT COMMITTEE REPORT

In connection with the Company’s December 31, 2006 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and the specific disclosures contained in the Company’s Form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 and Independence Standards Board Statement No. 1, and considered the compatibility of non-audit services with KPMG LLP’s independence. The Committee met eleven times in 2006. Fees for services provided by the Company’s principal independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit fees	$2,496,713	$2,455,542
Audit-related fees(1)	156,800	169,969

Audit and audit-related fees	2,653,513	2,625,511

Tax fees(2)	125,089	200,724
All other fees	—	—

Total fees	$2,778,602	$2,826,235

(1)	Audit-related fees consisted principally of fees for audits of financial statements of employee benefit plans, review of accounting for proposed transactions, audits of properties acquired or sold in Western Canada, and other reports primarily required by U.S. government agencies.
(2)	Tax fees consisted of services for sales and use tax consultation, income tax consultation and tax compliance services.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006.

This report is submitted by the members of the Audit Committee: R. Madison Murphy (Chair), Frank W. Blue, George S. Dembroski, James V. Kelley, Neal E. Schmale and William C. Nolan, Jr.

STOCKHOLDER PROPOSALS

Stockholder proposals for the Annual Meeting of Stockholders in the year 2008 must be received by the Company at its executive offices on or before December 1, 2007 in order to be considered for inclusion in the proxy materials.

A Stockholder may wish to have a proposal presented at the Annual Meeting of Shareholders in 2008, but without the Company being required to include that proposal in the Company’s proxy statement and form of proxy relating to that meeting. This type of proposal is subject to the advance notice provisions of the Company’s by-laws. In the case of the 2008 Annual Meeting of Stockholders, notice must be received by the Company at its executive offices no earlier than January 10, 2008 and no later than February 9, 2008.

OTHER INFORMATION

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances one copy of the Company’s annual report or proxy statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of annual reports or proxy statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Walter K. Compton

Secretary

Murphy Oil Corporation

P.O. Box 7000

El Dorado, Arkansas 71731-7000

(870) 862-6411

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Walter K. Compton

Secretary

El Dorado, Arkansas

March 30, 2007

PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE PROXY CARD.

EXHIBIT A

MURPHY OIL CORPORATION

2007 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Murphy Oil Corporation 2007 Long-Term Incentive plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of long-term performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

SECTION 2. DEFINITIONS

Unless the context otherwise indicates, the following definitions shall be applicable for the purpose of the 2007 Long-Term Incentive Plan:

“Agreement” shall mean a written agreement setting forth the terms of an Award.

“Award” shall mean any Option (which may be designated as a Nonqualified or Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit (which may be paid in either stock or cash), Performance Share, Dividend Equivalent, or Other Stock-Based Incentive Award, in each case granted under this Plan.

“Beneficiary” shall mean the person, persons, trust, or trusts designated by an Employee or if no designation has been made, the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of an Employee’s death.

“Board” shall mean the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time; references to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

“Committee” shall mean the Executive Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such rule or any successor rule thereto which is in effect from time to time.

“Common Stock” shall mean the Common Stock of the Company, $1.00 par value.

“Company” shall mean Murphy Oil Corporation, a Delaware corporation.

“Covered Employee” shall mean an Employee who, as of the date that the value of an Award is recognizable as income, is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company.

“Designated 162(m) Group” shall mean that group of persons whom the Committee believes may be Covered Employees with respect to a fiscal year of the Company.

“Dividend Equivalent” shall mean a right to receive or accrue, to the extent provided under the respective Award, payments equal to the dividends or property on a specified number of shares.

“Employee” shall mean any person employed by the Company on a full-time salaried basis or by a Subsidiary that does not have in effect for its personnel any plan similar to the Plan, including officers and employee directors thereof.

“Grant Date” shall mean the date on which an Award is granted.

“Grantee” shall mean a person who has been granted an Award.

“Incentive Stock Option” or “ISO” shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

“Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any affiliate or subsidiary of the Company.

“Nonqualified Stock Option” or “NQSO” shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

“Normal Termination” shall mean a termination of employment (i) at normal retirement time, (ii) for permanent and total disability, or (iii) with Company approval, and without being terminated for cause.

“Option” shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option at the time of grant.

“Option Price” shall mean the price at which a Share may be purchased by a Grantee pursuant to an Option.

“Option Term” shall mean the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

“Other Stock-Based Award” shall mean a right, granted under Section 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

“Participant” shall mean an Employee to whom an Award has been granted pursuant to the Plan.

“Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitations of Section 162(m)(4)(C) of the Code (including the special provisions for Options thereunder).

“Performance Measures” shall mean the performance measures as set forth in Section 13.B of the Plan.

“Performance Period” shall mean the time period during which the performance goals must be met.

“Performance Share” and “Performance Unit” shall have the respective meanings set forth in Section 10 of the Plan.

“Personal Representative” shall mean the person or persons who, upon the disability or incompetence of an Employee, shall have acquired on behalf of the Employee by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

“Plan” shall mean this 2007 Long-Term Incentive Plan.

“Restricted Period” shall mean the period during which Shares of Restricted Stock or Restricted Stock Units are subject to forfeitures if the conditions set forth in the Agreement are not satisfied.

“Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions specified by the Committee pursuant to Section 9.

“Restricted Stock Award” shall mean an award of Restricted Stock pursuant to Section 9 hereof.

“Restricted Stock Unit” shall mean a right, granted in accordance with Section 9 of the Plan, to receive a Share, subject to such Restricted Period and/or Performance Period as the Committee shall determine.

“Share” shall mean a share of Common Stock, and such other securities of the Company as may be substituted for Shares pursuant to Section 9 hereof.

“Stock Appreciation Right” or “SAR” shall mean the right of the holder to receive, upon exercise thereof, payment of an amount determined by multiplying: (a) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant, by (b) the number of shares with respect to which the SAR is exercised; provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR. The amount payable upon exercise may be paid in cash or other property, including without limitation, shares of Common Stock, or any combination thereof as determined by the Committee.

SECTION 3. ADMINISTRATION

The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all of the powers vested in it by the terms of the Plan, including exclusive authority to select the Employees to be granted Awards under the Plan, to determine the type, size, and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

The Board may from time to time remove members from the Committee or add members thereto, and vacancies in the Committee, however caused, shall be filled by action of the Board. The Committee shall select one if its members as chairman and shall hold its meetings at such time and places as it may determine. The Committee may act only by a majority of its members. The members of the Committee may receive such compensation for their services as the Board may determine. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

SECTION 4. EFFECTIVE DATE AND TERMINATION OF THE PLAN

The Plan was approved by the Board on February 7, 2007, effective as of February 6, 2007 (the “Effective Date”), subject to the approval by the Company’s stockholders. All Awards granted under this Plan are subject to, and may not be exercised or earned before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Employees and the Company arising under Awards theretofore granted and then in effect.

SECTION 5. SHARES SUBJECT TO THE PLAN AND TO AWARDS

A. Aggregate Limits

The number of Shares issuable pursuant to all Awards under this Plan shall not exceed one percent (1%) of the Shares issued and outstanding at the beginning of each fiscal year as reported in the Company’s financial statements. The number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section16. The Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.

B. Issuance of Shares

For purposes of Section 5(A), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued under the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Option or a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan. The number of Shares available for grants of all Awards other than Stock Options and Stock Appreciation Rights shall be limited to no more than fifty percent (50%) of the total Shares available for grant in any one fiscal year.

C. Tax Code Limits

The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Employee shall not exceed 500,000 which number shall be calculated and adjusted pursuant to Section 16 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs. The maximum amount payable pursuant to that portion of Performance Units or Other Stock-Based Incentives granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code which is payable in cash shall not exceed $5,000,000.

SECTION 6. ELIGIBILITY

Any Employee who is an officer or who serves in any other key administration, professional, or technical capacity shall be eligible to participate in the Plan. The Committee may in any year include any Employee who the Committee has determined has made some unusual contribution which would not be expected of such Employee in the ordinary course of his work to receive a Grant of an Award pursuant to the Plan.

SECTION 7. STOCK OPTIONS

A. Option Awards

Options may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. No Grantee shall have any rights as a stockholder until said Shares have been issued. Each

Option shall be evidenced by an Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

B. Option Price

The Committee will establish the exercise price per Share under each Option, which, in no event will be less than the fair market value of the Shares on the date of Grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash, or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, and withholding of Shares deliverable upon exercise.

C. No Repricing

Other than in connection with a change in the Company’s capitalization (as described in Section 16) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

D. Provisions Applicable to Options

The date on which Options become exercisable shall be determined at the sole discretion of the Committee and set forth in an Agreement.

E. Term of Options

The Committee shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the Grant Date.

F. Incentive Stock Options

Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Employee owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the fair market value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

SECTION 8. STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted to Employees from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 7 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 7 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 16) the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

A. Grants of Awards

Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

B. Contents of Agreement

Each Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable, and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

C. Vesting and Performance Criteria

The grant, issuance, retention, vesting, and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Performance Measures. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on Performance Measures and level of achievement versus such criteria will be subject to a performance period of not less than six months. Notwithstanding anything in this Plan to the contrary, the Performance Measures for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “Performance-Based Exception” under Section 162(m) of the Code will be a measure based on one or more Performance Measures selected by the Committee and specified when the Award is granted.

D. Discretionary Adjustments and Limits

Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “Performance-Based Exception,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock units on account of either financial performance or personal performance evaluations may, to the extent specified in the Agreement, be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

E. Voting Rights

Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

F. Dividends

Employees in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee.

SECTION 10. PERFORMANCE UNITS AND PERFORMANCE SHARES

A. Grants of Awards

Performance Units and Performance Shares may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee.

B. Values/Performance Measures

The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, the performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(a.) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b.) Performance Share. Each Performance Share shall have an initial value equal to the fair market value of a share at the close of business on the Grant Date.

C. Earning of Performance Units and Performance Shares

After the applicable Performance Period has ended, the Grantee who holds Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

At the discretion of the Committee, a Grantee may be entitled to payment or accrual of Dividend Equivalents with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned but not yet delivered to the Grantee. In addition, a Grantee may, at the discretion of the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

SECTION 11. DIVIDEND EQUIVALENTS

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards. Awards of Dividend Equivalents shall provide that Dividend Equivalents shall be paid or shall accrue but not be paid unless and until the date of issuance under the Plan of the Shares as to which such Dividend Equivalents relate. The Committee may provide that Dividend Equivalents shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

SECTION 12. OTHER STOCK-BASED INCENTIVES

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

SECTION 13. COMPLIANCE WITH SECTION 162(m) OF THE CODE

A. Section 162(m) Compliance

All Awards granted to persons in the Designated 162(m) Group may comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic shareholder approval of Performance Measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 13A., make any adjustments to such Awards as it deems appropriate. The authority to specify which Awards are to be granted in compliance with Section 162(m) and subject to the Performance-Based Exception rests with the Committee.

B. Performance-Based Exception

Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 13, for Awards (other than Options) designed to qualify for the Performance-Based Exception, the Performance Measure(s) shall be chosen from among the following:

(a) Earnings (either in the aggregate or on a per-share basis);

(b) Net income;

(c) Operating income;

(d) Operating profit;

(e) Cash flow;

(f) Stockholder returns [including return on assets, investments, equity, or invested capital (including income applicable to common stockholders or other class of stockholders)];

(g) Return measures (including return on assets, equity, or invested capital);

(h) Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

(i) Gross revenues;

(j) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(k) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units thereof;

(l) Economic value;

(m) Market share;

(n) Annual net income to common stock;

(o) Earnings per share;

(p) Annual cash flow provided by operations;

(q) Changes in annual revenues;

(r) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(s) Operational performance measures tied to refining including production volumes, refining downtimes, environmental compliance, safety and accident rates, and refining margins.

(t) Operational measures tied to exploration and production including changes in proven reserves, drilling costs, lifting costs, and exploration costs.

(u) Operational measures tied to marketing and retail operations including sales volume increases, sales volume increases per existing retail store, retail margins, special product volumes, and increases in specific product volumes; and

(v) Operating and maintenance cost management, provided that subsections (a) through (g) may be measured on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division, or function within the Company or any one or more affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

The Committee shall have the discretion to adjust the determination of the degree of attainment of the pre-established performance goals; provided that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

SECTION 14. TERMINATION OF EMPLOYMENT

Unless otherwise determined by the Committee at the time of grant, in the event an Employee’s employment terminates by reason of Normal Termination, any Options granted to such Employee which are then outstanding may be exercised at the earlier of any time prior to the expiration of the term of the Options or within two (2) years after termination and any shares of Restricted Stock then outstanding shall be prorated for all restricted periods then in effect based on the number of months of actual participation.

Unless otherwise determined by the Committee at the time of grant, in the event an Employee’s employment is terminated by reason of death, any Options granted to such Employee which are then outstanding may be exercised by the Employee’s Beneficiary or the Employee’s legal representative at any time prior to the expiration date of the term of the Options or within two (2) years following the Employee’s termination of employment, whichever period is shorter, and any shares of Restricted Stock then outstanding shall be prorated for all restricted periods then in effect based on the number of months of actual participation.

Unless otherwise determined by the Committee at the time of grant, in the event the employment of the Employee shall terminate for any reason other than the ones described in this Section, any Options granted to such Employee which are then outstanding shall be canceled and any shares of Restricted Stock then outstanding as to which the Restricted Period has not lapsed shall be forfeited.

A change in employment from the Company or one Subsidiary to another Subsidiary of the Company shall not be considered a termination.

SECTION 15. CHANGE IN CONTROL

Unless the Committee shall otherwise determine, notwithstanding any other provision of this Plan or an Agreement to the contrary, upon a Change in Control, as defined below, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award.

A “Change in Control” shall be deemed to have occurred if (i) any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its subsidiaries or any employee benefit plan of the Company or any of its subsidiaries or the “Murphy Family”) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (ii) the stockholders of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Company. Murphy Family means (a) the C.H. Murphy Family Investments Limited Partnership, (b) the estate of C.H. Murphy, Jr., and (c) siblings of the late C.H. Murphy, Jr. and his and their respective Immediate Family. “Immediate Family” of a person means such person’s spouse, children, siblings, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

SECTION 16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of any change in the Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, spin-off, share purchase, liquidation or other similar change in capitalization affecting or involving the Common Stock, or any distribution to common stockholders other than regular cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems equitable, as to the number or kind of shares that may be issued under the Plan pursuant to Section 4 and the number or kind of shares subject to, or the price per share under or terms of any outstanding Award. The amount and form of the substitution or adjustment shall be determined by the Committee and any such substitution or adjustment shall be conclusive and binding on all parties for all purposes of the Plan.

SECTION 17. COMPLIANCE WITH LAWS AND REGULATIONS

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in an Employee name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by an Employee who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Employees employed outside their home country.

SECTION 18. WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, an Employee shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may provide for or permit the minimum statutory withholding obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

SECTION 19. AMENDMENT OF THE PLAN OR AWARDS

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 16, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 7;

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(g) increase the individual maximum limits in Section 5(c) and 5(d).

No amendment or alteration to the Plan or an Award or Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

SECTION 20. MISCELLANEOUS PROVISIONS

(a) No Employee or other person shall have any claim or right to be granted an Award under the Plan and no Award shall confer any right to continued employment.

(b) An Employee’s rights and interest under the Plan or any Award may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of death, to the Beneficiaries or by will or the laws of descent and distribution), including, but not by way of limitation, executive, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Employee in the Plan or in any Award shall be subject to any obligation or liability of such individual.

(c) The expense of the Plan shall be borne by the Company.

(d) Awards granted under the Plan shall be binding upon the Company, its successors and assigns.

(e) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval of any such additional arrangement is required.

(f) The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an Award, Agreement, payment distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Grantee to become subject to Section 409A. unless the Committee expressly determines otherwise, such Award, Agreement, payment distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provision of the Plan and/or Award Agreement will be deemed modified, or, if necessary, rescinded in order to comply with the requirements of Section 409A which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2 1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A.

SECTION 21. GOVERNING LAW

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

EXHIBIT B

MURPHY OIL CORPORATION

2007 ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE OF THE PLAN

The purpose of the Annual Incentive Compensation Plan for Murphy Oil Corporation is to provide incentive compensation to those officers, executives, and key employees who, in the opinion of the Company, contribute significantly to the growth and success of the Company; to attract and retain individuals of outstanding ability; and to align the interests of those who hold positions of major responsibility in the Company with the interests of Company shareholders. The Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be administered and interpreted so to ensure such compliance.

SECTION 2. DEFINITIONS

Unless the context otherwise indicates, the following definitions shall be applicable:

“Award” shall mean a right granted to a Participant pursuant to Section 5 of the Plan to receive a cash payment from the Company (or a Subsidiary) based upon the extent to which the Participant’s Performance Goal(s) are achieved during the relevant Performance Period and subject to the Committee’s discretion pursuant to Section 6 of the Plan.

“Base Salary” shall mean the actual base salary in effect on the date the Performance Goals are established for a Participant who is a Covered Employee as shown in the personnel/payroll records of the Company; for all other Participants, Base Salary shall mean the Base Salary actually paid during the Plan Year as shown in the payroll/personnel records of the Company.

“Board” shall mean the Board of Directors of Murphy Oil Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time; references to particular sections of the Code include references to regulations and rulings thereunder and to successor provisions.

“Committee” shall mean the Executive Compensation Committee of the Board or any committee of the Board designated by resolution of the Board to administer the Plan.

“Company” shall mean Murphy Oil Corporation (a Delaware corporation), its successors and assigns, and each of its Subsidiaries designated by the Committee for participating in this Plan.

“Covered Employee” shall mean an individual who with respect to a Performance Period is a “covered employee” within the meaning of Section 162(m) of the Code.

“Disability” shall mean a physical or mental impairment sufficient to make a Participant eligible for benefits under the Company’s Long-Term Disability Plan; provided, however, that if payment or settlement of an award subject to Section 409A of the Code is to be accelerated solely as a result of a Participant’s Disability, Disability shall have the meaning set forth in Section 409A of the Code.

“Employee” shall mean any regular employee of the Company.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, United Stated (or predecessors or successors thereto or agencies with similar functions), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the Company’s financial statements.

“Maximum Performance Level” shall mean the level of performance achievement of the Performance Goals which results in the payment of 200 percent of the Target Award Opportunity for a Participant.

“Participant” shall mean any officer, executive, or key employee of the Company selected by the Committee to receive an Award under the Plan.

“Plan” shall mean the 2007 Murphy Oil Corporation Annual Incentive Compensation Plan.

“Plan Year” shall mean the fiscal year of the Company.

“Performance Goal” shall mean a performance objective established by the Committee for a particular Participant for a Performance Period pursuant to Section 5 of the Plan for the purpose of determining the extent to which an Award has been earned for such Performance Period. Each Performance Goal will consist of (a) “Performance Criteria,” as defined in Section 5.B of the Plan, which are one or more objectively determinable measures related to individual, business unit, or Company performance, and (b) a “Performance Target,” which is the level at which the relevant Performance Criteria must be achieved for purposes of determining whether a cash payment is to be made under an Award, which may be stated as a threshold level below which no payment will be made, a maximum level at or above which full payment will be made, and intermediate targets which will result in payment between such threshold and maximum level.

“Performance Period” shall mean a Plan Year or, for an officer who is first hired as an officer after the first day of the Plan Year and who becomes a Participant during the Plan Year, such portion of the Plan Year as determined by the Committee.

“Retirement” shall mean termination of employment at an age and length of service such that the Participant would be eligible to an immediate commencement of benefit payments under the formula of the Company’s defined benefit pension plan available generally to its Employees, whether or not such individual actually elects to commence such payments.

“Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company; as determined by the Committee.

“Target Award Opportunity” shall mean the percent of Base Salary to be awarded to each Participant in the Plan upon achievement of 100 percent of the Performance Goals at 100 percent performance attainment established within the Performance Criteria of the Plan.

“Threshold Performance Level” shall mean the level of achievement of the Performance Goals within the Performance Criteria below which no awards may be paid to a Participant.

SECTION 3. PLAN ADMINISTRATION

A. The Committee.

The Plan will be administered by a committee appointed by the Board consisting of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Code (the “Committee”). In accordance with and subject to the provisions of the Plan, the Committee will have full authority and discretion with respect to Awards made under the Plan, including without limitation the following (a) selecting the officers, executives, or other key Employees to be Participants; (b) establishing the terms of each Award; (c) determining the time or times when Awards will be granted; and (d) establishing the restrictions and other conditions to which the payment of Awards may be subject. The Committee will have no authority under the Plan to amend or modify, in any manner, the terms of any outstanding Award; provided, however, that the Committee shall have the authority to reduce or eliminate the compensation or other economic benefit due pursuant to an Award upon the attainment of one or more Performance Goals included in such Award. Each determination, interpretation, or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

B. Adjustments

In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting the Company’s shares; (b) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under GAAP, or restatement of earnings; or (d) any charge or credit resulting from an item which is classified as “non-recurring,” “restructuring,” or similar unusual item on the Company’s audited annual Statement of Income which, in the case of (a) – (d), results in a change in the components of the calculations of any of the Performance Criteria, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code) shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

SECTION 4. PARTICIPATION

The Participants for any Performance Period shall be those officers, executives, and key Employees who are granted Awards by the Committee under the Plan for such Performance Period.

SECTION 5. GRANT OF AWARDS

A. Nature of Awards

An Award granted under the Plan shall provide for a cash payment to be made solely on account of the attainment of one or more pre-established Performance Goals included in such Award, subject to the Committee’s authority pursuant to Section 3 and Section 6 of the Plan.

B. Performance Criteria

Performance Criteria which the Committee may include in Awards made under the Plan include the following measurements, or changes in such measurements between different Plan Years (or combination thereof) as applied to the Company or a Subsidiary. The Performance Criteria may include measurements on either an absolute basis or relative basis (as compared to an external benchmark or performance of a designated peer group of companies).

(a) Earnings (either in aggregate or on a per-share basis);

(b) Net income;

(c) Operating income;

(d) Operating profit;

(e) Cash flow;

(f) Stockholder returns [including return on assets, investment, invested capital, and equity, (including income applicable to common stockholders or other class of stockholders)];

(g) Return measures (including return on assets, equity, or invested capital);

(h) Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

(i) Gross revenues;

(j) Share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

(k) Reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more Subsidiaries or business units thereof;

(l) Economic value;

(m) Market share;

(n) Annual net income to common stock;

(o) Earnings per share;

(p) Annual cash flow provided by operations;

(q) Changes in annual revenue

(r) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(s) Operational performance measures tied to refining including production volumes, refinery downtimes, environmental compliance, safety and accident rates, and refining margins;

(t) Operational measures tied to exploration and production including changes in proven reserves, drilling costs, lifting costs, and exploration costs;

(u) Operational measures tied to marketing and retail operations including sales volume increases, sales volume increases per existing retail store, retail margins, special product volumes, and increases in specific product volumes; and

(v) Operating and maintenance cost management.

For the Performance Criteria listed above, the Committee, on the grant date of an Award may designate whether a particular Performance Measure is to be measured on a pre-tax basis or post-tax basis. Further, the Committee may select any one or more of the Performance Criteria applicable to a Participant and Performance Criteria may differ for Awards for one Participant to the next.

C. Establishment of Performance Goals

Not later than 90 days after the commencement of the Plan Year (or such earlier date as may be required pursuant to Section 162(m) of the Code) the Committee shall determine in writing for each Participant:

(a) the Performance Goal(s) for the Participant including in each case one or more of the Performance Criteria set forth in Section 5.B of the Plan and the Performance Target for each Performance Criteria;

(b) if more than one Performance Goal is specified for a Participant, the relative weight assigned to each Performance Goal; and

(c) the cash award expressed as a percentage of the base salary for the Participant for the Performance Period, provided that the Committee shall also place a maximum dollar amount on such cash award which may not exceed $4 million.

For an executive officer who is first hired as an executive officer and who becomes a Participant after the first day of the Plan Year, the Performance Goals shall be established by the Committee as set forth in this Section within the time period permitted by Section 162(m) of the Code.

D. Individual Award Targets and Adjustments

Each Participant shall have a Target Award Opportunity expressed as a percentage of the Participant’s Base Salary. In addition, the Plan shall stipulate for each participant a Target Award Opportunity as well as a Threshold Performance Level and Maximum Performance Level associated with each Performance Goal established for the Plan Year.

(a) If a Participant is a Covered Employee, the Committee may exercise only negative discretion in adjusting an individual Participant’s Award, and the amount of negative discretion cannot exceed forty percent (40%) of the earned Award amount. No Award earned under the Plan may exceed two hundred fifty percent (250%) times the Target Award Opportunity or $4,000,000, whichever amount is less.

(b) For any Participant who is not a Covered Employee, the Committee may exercise full discretion, both positive and negative, in adjusting an individual Participant’s Award, and the amount of either positive or negative discretion cannot exceed twenty-five percent (25%) of the earned Award amount. In addition, the Maximum Performance Level for a Participant’s Award shall not exceed 200 percent times the Target Award.

SECTION 6. PAYMENT OF AWARDS

As soon as practicable after the Committee has received the appropriate financial and other data after the end of a Plan Year, the Committee will for each Participant certify in writing the extent to which the applicable Performance Goals for such Participant have been met and the corresponding amount of the Award earned by such Participant. Payment of each Award in a cash lump sum, less applicable withholding taxes pursuant to Section 7 of the Plan, shall be made as soon as practicable thereafter. Notwithstanding anything in the Plan to the contrary, no payment made pursuant to any Award in respect of any Performance Period shall exceed $4 million.

SECTION 7. EFFECT OF TERMINATION OF EMPLOYMENT

A. Termination Due to Death, Disability, or Retirement.

In the event a Participant’s employment with the Company and all Subsidiaries is terminated by reason of Death, Disability, or Retirement during a Performance Period, the Participant (or the Participant’s estate) (subject to the Committee’s discretion as allowed by Section 3.A of the Plan) shall be paid (pursuant to Section 6 of the Plan after the completion of the Plan Year) a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant’s Death, Disability, or Retirement, as the case may be, as determined by the Committee.

B. Termination for Reasons Other than Death, Disability, or Retirement

In the event a Participant’s employment is terminated with the Company and all Subsidiaries prior to the end of the Performance Period for any reason other than Death, Disability, or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary), the Participant’s Award for such Performance Period shall be immediately forfeited and the Participant shall have no right to any payment thereafter; provided, however, that under such circumstances the Committee may pay the Participant an amount not to exceed a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant’s termination.

SECTION 8. PAYMENT OF WITHHOLDING TAXES

The Company is entitled to withhold and deduct from the payment made pursuant to an Award or from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to any payment made pursuant to an Award.

SECTION 9. SUPPLEMENTAL POOL

The Plan shall have a supplemental pool which will be determined in the full discretion of the Committee. The supplemental pool shall be equal to 15 percent of the earned Awards pursuant to the Plan and payable to all regular and named Participants for a given Plan Year. Only someone who is not a named Participant and/or a Covered Employee in the Plan shall be eligible for a payment pursuant to the supplemental pool. The Committee shall have full discretion to make individual payments from the supplemental pool and is under no obligation to make such payments for any given Plan Year.

SECTION 10. PLAN AMENDMENT, MODIFICATION, AND TERMINATION

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without the approval of the stockholders of the Company if stockholder approval of the amendment is then required for the Plan to continue to be a qualified performance-based compensation plan pursuant to Section 162(m) of the Code. Any termination, suspension, or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

SECTION 11. NON-FUNDED, UNSECURED OBLIGATION

A Participant’s only interest under the Plan shall be the right to receive a cash payment under an Award pursuant to the terms of the Award and the Plan (subject to the authority of the Committee pursuant to Sections 3 and 9 of the Plan). No portion of the amount payable to Participants upon the achievement of any Performance Goal therein shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. To the extent that a participant acquires a right to receive such a cash payment under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company.

SECTION 12. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan was approved by the Board on February 7, 2007. The Plan is subject to shareholder approval as required by Section 162(m) of the Code, and no benefits will be granted or amounts will be paid pursuant to the Plan unless and until such time stockholder approval is obtained. If approved, the Plan will become effective January 1, 2007 and will remain in effect through and including the Plan Year ending December 31, 2011. The Plan may be terminated at any time by the Board. Any payments pursuant to Awards outstanding upon termination of the Plan may continue to be made in accordance with the terms of the Awards, subject to the authority of the Committee pursuant to Sections 3 and 10 of the Plan.

SECTION 13. MISCELLANEOUS

A. Employment

Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or otherwise modify the terms and conditions of the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Subsidiary.

B. Restrictions or Transfer

Except pursuant to testamentary will or the laws of descent and as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

C. Governing Law

Except to the extent in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration, and effect of the Plan and any rules, regulations, and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the State of Delaware, without regard to the conflict of law rules of the State of Delaware or any other jurisdiction.

D. Successors

The Plan will be binding upon and inure to the benefit of the successors of the Company and the Participants.

EXHIBIT C

PROPOSED AMENDMENTS TO

EMPLOYEE STOCK PURCHASE PLAN OF JULY 1, 1997

AS AMENDED AND RESTATED MAY 10, 2000

Paragraph 12. Shares is amended by changing the first sentence of subsection (a) so as to read:

“The maximum number of Shares which shall be made available for sale under the Plan shall be nine hundred eighty thousand (980,000) Shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 17.”

Paragraph 22. Term of Plan is amended by changing the second sentence so as to read:

“It shall continue in effect until June 30, 2017 unless sooner terminated under paragraphs 18 or 20.”

With these ammendments, the Plan would read as follows:

MURPHY OIL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of Murphy Oil Corporation, effective as of the first day of the calendar quarter following the effective date.

1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Subsidiaries with an opportunity to purchase Shares of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean Class A stock, $1.00 par value, of the Company.

(d) “Company” shall mean Murphy Oil Corporation, a Delaware corporation, or any successor which adopts this Plan.

(e) “Compensation” for the Offering Period shall mean base salary only, excluding any incentive payments, and commissions that may be paid from time to time to the Employee from the Employer.

(f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous status as an Employee shall not be considered interrupted in the case of a leave of absence except as provided in paragraph 10(b).

(g) “Designated Subsidiary” shall mean each of the Subsidiaries designated in the Appendix attached to this Plan as having adopted the Plan. In addition, such term shall include each Subsidiary as may be designated by the Board from time to time among a group consisting of the Company and its Subsidiaries, including corporations that become Subsidiaries after the adoption and approval of the Plan.

(h) “Eligible Employee” shall have the meaning set forth in Section 3(a).

(i) “Employee” shall mean any person, including an officer, who is a full-time employee of the Employer and who does not have a Restricted Stock Award outstanding under the 1992 Stock Incentive Plan.

(j) “Employer” shall mean the Company and each of its Designated Subsidiaries.

(k) “Enrollment Date” shall mean the first day of each Offering Period.

(l) “Exercise Date” shall mean the last day of each Offering Period.

(m) “Exercise Price” shall have the meaning as defined in paragraph 7(b).

(n) “Offering Period” shall mean the period described in paragraph 4.

(o) “Participant” shall mean an Eligible Employee who has elected to participate herein.

(p) “Participant Account” shall mean that separate account maintained hereunder to record the amount that a Participant has contributed to the Plan during an Offering Period.

(q) “Plan” shall mean the Murphy Oil Corporation Employee Stock Purchase Plan.

(r) “Plan Custodian” shall mean the entity so designated by the Board or any successor appointed by the Company.

(s) “Share” shall mean a share of Common Stock.

(t) “Stock Administrator” shall mean the committee appointed by the Board pursuant to paragraph 13 to act on behalf of the Board and administer the Plan.

(u) “Subsidiary” shall mean a corporation, domestic or foreign, of which at the time of the granting of the option pursuant to paragraph 7, not less than fifty percent (50%) of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) General Rule. Any Employee who has completed two years of service with the Employer as of any Enrollment Date shall be eligible to participate as an “Eligible Employee” during the Offering Period beginning on such Enrollment Date, subject to the requirements of paragraph 5 and the limitations imposed by section 423(b) of the Code.

(b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option to purchase Shares under the Plan if:

(i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own stock (including for purposes of this paragraph 3(b) any stock he holds outstanding options to purchase) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary computed in accordance with the Code §423(b)(3), or

(ii) Such option would permit such Employee’s right to purchase stock under all employee stock purchase plans (described in section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds by Twenty-Five Thousand Dollars ($25,000) the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Code §423(b)(8).

4. Offering Periods. Each calendar quarter shall be an Offering Period; provided, however, that the initial Offering Period may, at the discretion of the Board, start on any date specified by the Board and end on the last day of such calendar quarter.

5. Participation. An Eligible Employee shall become a Participant by completing a subscription agreement in such form as shall be specified by the Company (“Subscription Agreement”), and returning it to the Stock Administrator prior to the Enrollment Date of the applicable Offering Period, unless a later time for filing the Subscription Agreement is set by the Board for all Eligible Employees with respect to such Offering Period.

6. Payment for Shares

(a) At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have payroll deductions made on each pay date during the Offering Period at a whole percentage rate not to exceed ten percent (10%) of the Compensation which he or she receives on each pay date during the Offering Period.

(b) All payroll deductions made by a Participant shall be credited to his or her Participant Account under the Plan. A Participant may not make any separate cash payment into his or her Participant Account.

(c) A Participant may discontinue his or her participation in the Plan as provided in paragraph 10, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the amount of his or her payroll deductions for that Offering Period.

7. Grant of Option.

(a) On the Enrollment Date of each Offering Period each Eligible Employee shall be granted an option to purchase on the subsequent Exercise Date up to a number of whole Shares determined by dividing ten percent (10%) of the Eligible Employee’s Compensation by ninety percent (90%) of the fair market value of a Share on the Enrollment Date; provided, however, that the number of Shares subject to such option shall be reduced, if necessary, to a number of Shares which would not exceed the limitations described in paragraph 3(b) or paragraph 12(a) hereof. The fair market value of a Share shall be determined as provided in paragraph 7(b) herein.

(b) The exercise price per Share offered in a given Offering Period (the “Exercise Price”) shall be ninety percent (90%) of the fair market value of a Share on the Enrollment Date of such Offering Period. The fair market value of a Share on an Enrollment Date shall be the closing price of such Share as reported by the New York Stock Exchange on such date or the most recent trading date preceding such date (or if the Shares did not trade on such date, for the most recent trading day preceding the Enrollment Date, as the case may be, on which the Shares traded).

8. Exercise of Option. The Participant’s option for the purchase of Shares will be exercised automatically on the Exercise Date of the Offering Period of reference by purchasing the maximum number of whole Shares subject to such option which may be purchased at the Exercise Price with the funds in his or her Participant Account unless prior to such Exercise Date the Participant has withdrawn from the Offering Period pursuant to paragraph 10. During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by such Participant.

9. Delivery. Shares issued pursuant to the exercise of the option will be held in custody by the Plan Custodian until termination of the Participant’s Continuous Status as an Employee or request by the Participant for delivery of all Shares. All dividends will be credited to the Participant’s account and will be reinvested for additional Shares. Shares shall be delivered within forty-five (45) days after termination or receipt of such request.

10. Withdrawal; Termination of Employment.

(a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Participant Account at any time by notice in the form specified by the Company given to the Stock Administrator prior to the Exercise Date. All of the Participant’s payroll deductions credited to his or her Participant Account will be paid to such Participant as soon as practicable after receipt of his or her notice of withdrawal. Such withdrawal shall permanently terminate the Participant’s participation for the Offering Period in which the withdrawal occurs.

(b) In the event of the termination of the Participant’s Continuous Status as a Employee for any reason other than death, on or before the Exercise Date of reference, he or she will be deemed to have elected to withdraw from the Plan and receive any Shares held by the Plan Custodian for the Participant and any funds credited to his or her Participant Account on the date of such withdrawal; provided, however, that a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering Period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

(c) Upon termination of the Participant’s Continuous Status as an Employee because of death, any unused funds in such Participant Account will be returned to his or her estate, without interest.

(d) A Participant’s withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

12. Shares.

(a) The maximum number of Shares which shall be made available for sale under the Plan shall be nine hundred eighty thousand (980,000) Shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 17. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board. Further, if for any reason any purchase of Shares under the Plan is not consummated, the Shares subject to such Subscription Agreement may be subjected to a new Subscription Agreement under the Plan. If, on a given Exercise Date, the Shares with respect to which options are to be exercised exceed the Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give notice of such reduction of the Shares which each Participant shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of federal or state securities laws or the laws of any country.

(b) Neither the Participant nor his or her beneficiaries will have any interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares purchased.

13. Administration. The Plan shall be administered by the Stock Administrator appointed by the Board. The Stock Administrator shall have all of the powers of the Board with respect to the Plan except for those powers set forth in paragraph 18 hereof. Members of the Board who are Eligible Employees are permitted to participate in the Plan; provided, however, that (i) members of the Board who are Eligible Employees may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan, and (ii) if a committee is appointed to be the Stock Administrator, no member of such committee will be eligible to participate in the Plan. The Stock Administrator appointed hereunder shall have the following powers and duties:

(a) To direct the administration of the Plan in accordance with the provisions herein set forth;

(b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

(c) To determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan;

(d) To enforce the terms of the Plan and the rules and regulations it adopts;

(e) To direct the distribution of the Shares purchased hereunder;

(f) To furnish the Employer with information which the Employer may require for tax or other purposes;

(g) To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

(h) To prescribe procedures to be followed by Eligible Employees in electing to participate herein;

(i) To receive from each Employer and form Employees such information as shall be necessary for the proper administration of the Plan;

(j) To maintain, or cause to be maintained, separate accounts in the name of each Participant to reflect the Participant’s Account under the Plan;

(k) To interpret and construe the Plan in its sole discretion; and

(l) To make any changes or modifications necessary to administer and implement the provisions of this Plan in any foreign country to the fullest extent possible.

14. Transferability. Neither any monies credited to a Participant’s Participant Account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company shall treat such act as an election to withdraw funds in accordance with paragraph 10.

15. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

16. Reports. Individual Participant Accounts will be maintained for each Participant, and statements will be given to Participants promptly following an Exercise Date, which statements will set forth the amounts of payroll deductions, the per Share purchase price, the Shares purchased, and the remaining cash balance, if any.

17. Adjustments Upon Changes in Capitalization. If an option under this Plan is exercised subsequent to any stock split, spinoff, recapitalization, reorganization, reclassification, merger, consolidation, exchange of shares, or the like occurring after such option was granted, as a result of which shares of any class of stock shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of Shares to which such option shall be applicable and the option price for such Shares shall be appropriately adjusted by the Company. Any such adjustment, however, in the Shares shall be made without change in the total price to be paid upon exercise of any option granted under the Plan which has not been exercised in full, but shall involve only, if appropriate on adjustment, in the price per Share. Notwithstanding the above, no adjustments shall be made for stock dividends. For the purposes of this paragraph, any distribution of Shares to shareholders in an amount aggregating twenty percent (20%) or more of the outstanding Shares shall be deemed a stock split and any distributions of Shares aggregating less than twenty percent (20%) of the outstanding Shares shall be deemed a stock dividend.

In the event of the proposed dissolution or liquidation of the Company or upon a proposed reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a proposed sale of substantially all of the property or stock of the Company to another corporation, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the holder of each option then outstanding under the Plan will thereafter be entitled to receive, upon the exercise of such option, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction for each Share to which such option shall be exercised. The Board shall take such steps in connection with such transactions as the Board may deem necessary to assure that the provisions of this paragraph 17 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

18. Amendment or Termination. The Board may at anytime and for any reason terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (i) increase the maximum number of Shares which may be issued under the Plan (except pursuant to paragraph 17) or (ii) amend the requirements as to the class of employees eligible to purchase Shares under the Plan, or, if a committee is appointed as the Stock Administrator pursuant to paragraph 13, permit the members of such committee to participate in the Plan. The Plan shall automatically terminate on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under paragraph 12. In the event of an automatic termination, reserved Shares remaining as of such Exercise Date shall be sold to Participants on a pro rata basis, as described in paragraph 12. Except as specifically provided in the Plan, as required to comply with Code section 423, or as required to obtain a favorable ruling from the Internal Revenue Service, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant.

19. Notices. All notices or other communications by an Eligible Employee or a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. Shareholder Approval. Commencement of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such shareholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the plan, and all rights of all Participants.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated under both sets of laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in paragraph 20. It shall continue in effect until June 30, 2017 unless sooner terminated under paragraphs 18 or 20.

23. No Rights Implied. Nothing contained in this Plan, any modification or amendment to the Plan, or the creation of any Participant Account, the execution of any Subscription Agreement, or the issuance of any Shares, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or employee of the Employer or Company, or interfere in any way with the Company’s right to terminate or otherwise modify an Employee’s employment at any time, except as expressly provided by the Plan.

24. Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

25. Notice. Any notice required to be given herein by the Employer, the Company, or the Board shall be deemed delivered when (a) personally delivered, including electronic transmission in such form as the Board shall direct, or (b) placed in the mail of the country of the sender in an envelope addressed to the last known address of the person to whom the notice is given.

26. Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

27. Successors and Assigns. The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives, including, without limitation, such person’s estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.

28. Headings. The titles and headings of the paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

29. Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal statute. The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

30. No Liability for Good Faith Determinations. Neither the members of the Board nor any member of the committee appointed to be the Stock Administrator (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Stock Administrator (and their delegates) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance coverage that may from time to time be in effect.

31. Participating Employers. This Plan shall constitute the Employee Stock Purchase Plan of the Company and each Designated Subsidiary. A Designated Subsidiary may withdraw from the Plan as of any Enrollment Date by giving written notice to the Board, which notice must be received by the Board at least thirty (30) days prior to such Enrollment Date.

INSTRUCTIONS FOR VOTING BY TELEPHONE, INTERNET, OR MAIL

Murphy Oil Corporation encourages you to take advantage of new and convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the three voting methods detailed below to vote these shares. This year, voting has been made easier than ever.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 8, 2007.

   VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

   VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

   VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Murphy Oil Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MRPHY1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MURPHY OIL CORPORATION

1.	Election of Directors.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR all Nominees.
	01) F.W. Blue	06) W.C. Nolan, Jr.	☐	☐	☐
	02) C.P. Deming	07) I.B. Ramberg
	03) R.A. Hermes	08) N.E. Schmale
	04) J.V. Kelley	09) D.J.H. Smith
	05) R.M. Murphy	10) C.G. Theus

The Board of Directors recommends a vote FOR these proposals.				For	Against	Abstain

2.	Approve the proposed 2007 Long-Term Incentive Plan.			☐	☐	☐

3.	Approve the proposed 2007 Annual Incentive Plan.			☐	☐	☐

4.	Approve the proposed amendments to the Employee Stock Purchase Plan.			☐	☐	☐

5.	Approve the appointment of KPMG LLP as independent registered public accounting firm.			☐	☐	☐

For comments, please check this box and write them on the back where indicated			☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Proxy - Murphy Oil Corporation

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 9, 2007

The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoints William C. Nolan, Jr. and Claiborne P. Deming, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 9, 2007, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2, 3, 4 AND 5. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION.

Comments:  __________________________________________________________________________________________________

____________________________________________________________________________________________________________

(If you noted any Comments above, please mark corresponding box on the reverse side.)

IMPORTANT - This Proxy, if mailed, must be signed and dated on the reverse side.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. THANK YOU FOR VOTING

(continued on reverse side)